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Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

As independent public accountants, we hereby consent to the use of our report on the company, Cyber Law Reporter, Inc. dated May 31, 2002 and all reference to our Firm included in or made part of this registration statement.

HARPER & PEARSON COMPANY

//s// Joe Richardson

______________________________________

Houston, Texas

July 17, 2002